                                 SPECIAL WARRANT


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS.

THE HOLDER HEREOF, BY PURCHASING THE SPECIAL WARRANTS REPRESENTED HEREBY, ACKNOWLEDGES AND COVENANTS THAT SUCH SPECIAL WARRANTS MAY NOT BE SOLD, TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

CERTIFICATES REPRESENTING SECURITIES ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT SHALL BEAR A LEGEND RESTRICTING TRANSFER SIMILAR TO THE LEGEND SET FORTH ABOVE, TO THE EXTENT APPLICABLE.

                                SPECIAL WARRANTS

                             SOFTQUAD SOFTWARE, LTD.

                       (governed by the laws of Delaware)


SPECIAL WARRANT NO.                                             SPECIAL WARRANTS
                                                       ---------
                                                    each entitling the holder to
                                                    acquire one (1) Common
                                                    Share, subject to adjustment
                                                    in certain events.


                             THIS IS TO CERTIFY THAT

                                        o

                                 (the "holder")

is the registered holder of the number of Special Warrants of Softquad Software, Ltd. (the "Company") specified above and is thereby entitled, without payment of any additional consideration, to be issued shares of Common Stock, par value U.S.$0.001 per share, in the capital of the Company ("Common Shares") on the basis of one Common Share for each Special Warrant by surrendering to the Company, at 161 Eglinton Avenue East, Suite 400, Toronto, Ontario M4P 1J5 during the exercise period referred to below, this Warrant Certificate together with a notice of exercise in the form set forth below duly completed and executed.

The Company has covenanted that, among other things, it will use its commercially reasonable efforts to expeditiously obtain receipts for a prospectus (the "Prospectus") from the securities regulatory authorities of the provinces of Alberta, British Columbia, Ontario and Quebec (each a "Qualifying Province") for the purposes of qualifying under the applicable laws of the Qualifying Provinces the distribution of the Common Shares issuable upon the exercise of the Special Warrants.

The Special Warrants evidenced by this Warrant Certificate may be exercised by the holder at any time prior to the "Time of Expiry" being 5:00 p.m. (Toronto time) on the date which is five (5) business days after the issuance of a receipt for the Company's Prospectus in the Qualifying Province in which the holder is resident (for this purpose, holders not resident in a Qualifying Province shall be deemed to be resident in Ontario) by surrendering to the Warrant Agent this Warrant Certificate evidencing such Special Warrants together with a duly completed and executed notice of exercise substantially in the form attached hereto. Surrender of this Warrant Certificate will be effective only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above. As soon as practicable following the relevant exercise date and surrender of the applicable Warrant Certificates, the Company shall cause to be delivered or mailed to or to the order of the Warrantholder certificates representing the appropriate number of Common Shares issuable upon such exercise of such Special Warrants.

At the Time of Expiry, any Special Warrants evidenced by this Warrant Certificate which are outstanding and have not been exercised shall be automatically exercised by the Company on behalf of the holder without any further action on the part of the holder. The Common Shares issuable in respect of such exercise of such Special Warrants shall be issued to such holder upon surrender of the Warrant Certificate evidencing such Special Warrants. Surrender of this Warrant Certificate will be effective only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Company at the address specified above. As soon as practicable following the Time of Expiry and surrender of the applicable Warrant Certificates, the Company shall cause to be delivered or mailed to or to the order of the Warrantholder certificates representing the appropriate number of Common Shares issuable upon such exercise of such Special Warrants

To the extent that any Special Warrant evidenced hereby confers the right to be issued a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with another Special Warrant Certificate or other Special Warrant Certificates which, in the aggregate, entitle the holder to be issued a whole number of Common Shares, and under no circumstances is the Company obligated to issue any fractional Common shares or to make any payment in respect of such a fraction.

The holder of Special Warrants evidenced by this Warrant Certificate may exercise a number of Special Warrants less than the total number which the holder is entitled to exercise pursuant to this Warrant Certificate. In the event of an exercise by such holder of a number of Special Warrants less than the total number which the holder is entitled to exercise, the holder shall be entitled to receive, without charge therefor, a new special warrant certificate evidencing the balance of the Special Warrants which are not being exercised.

No Common Shares will be issued upon the exercise of any Special Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any jurisdiction.

Schedule "A" to this Warrant Certificate provides for adjustments to the rights of the holders of Special Warrants, including the number of Unit Shares issuable upon the exercise or deemed exercise thereof on the happening of certain stated events such as the subdivision or consolidation of the outstanding Common Shares, certain distributions of Common Shares or of securities convertible into or exchangeable for Common Shares or of other securities or assets of the Company, certain offerings of rights, warrants or options and certain capital reorganizations.

On presentation at the office of the Company in Toronto, Ontario at the address above, on compliance with the reasonable requirements of the Company, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in the aggregate the same number of Special Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

The Special Warrants evidenced by this Warrant Certificate may only be transferred, on the register of transfers to be by the Company, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company, and, in compliance with applicable laws (in connection with which requirement the Company may require, in its discretion, an opinion from counsel as to such compliance reasonably acceptable to it, and upon compliance with such other reasonable requirements as the Company may prescribe, such transfer will be duly recorded on such register of transfers. Without limiting the generality of the foregoing, the Company will be entitled to refuse to permit and record any transfer of any Special Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

No Special Warrants may be exercised in the United States or by or for account of benefits of a U.S. Person, and no certificate representing Common Shares will be delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available and evidence thereof satisfactory to the Company (which may, at the option of the Company, include an opinion of counsel) is received prior to the exercise. Evidence of an exemption from registration shall not be required in the case of a Warrantholder that certifies in writing that it was an original purchaser of Special Warrants from the Company and is an "accredited investor" (as defined in Regulation D under the U.S. Securities Act) and provides evidence of such status satisfactory to the Company (which may, at the option of the Company, include financial statements).

The holder of Special Warrants evidenced by this Warrant Certificate may at time prior to Time of Expiry, upon written instructions delivered to the Company, exchange this Warrant Certificate for other Warrant Certificates evidencing the Special Warrants in other denominations entitling the holder to acquire in the aggregate the same number of Common Shares as may be required under this Warrant Certificate.

In the event that this Warrant Certificate is mutilated, lost, destroyed or stolen, the Company shall issue a new certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, provided that the applicant for issuance of a new Warrant Certificate shall bear the reasonable costs of the issue thereof and in the case of loss, destruction or theft the Company's obligation to issue a new Warrant Certificate shall be subject to the condition that the applicant therefor shall have provided to the Company evidence of ownership of the loss, destruction or theft satisfactory to the Company and an indemnity in form and amount satisfactory to the Company in its discretion.

The holding of this Warrant Certificate will not constitute the holder a shareholder of the Company or entitle it to any right or interest in respect thereof except as otherwise provided in the Special Warrant Indenture.

This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF Softquad Software, Ltd. has caused this Warrant Certificate to be signed by its officers duly authorized in that behalf as of April 18, 2000.



                                       SOFTQUAD SOFTWARE, LTD.


                                       PER: __________________________________
                                                AUTHORIZED SIGNING OFFICER

                          TRANSFER OF SPECIAL WARRANTS

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________ , _______________ Special Warrants
of Softquad Software, Ltd. (the "Company") registered in the name of the undersigned on the register of the Warrant Agent maintained therefor, and hereby irrevocably appoints __________________________________________________ the
attorney of the undersigned to transfer the said securities on the books of the Company with full power of substitution.

         Dated the _______ day of _________________, _________ .

Signature of Transferor guaranteed by:


---------------------------------------     ------------------------------------
ELIGIBLE INSTITUTION:                       PRINT NAME OF TRANSFEROR


                                            ------------------------------------
                                            SIGNATURE OF TRANSFEROR


                                            ------------------------------------


                                            ------------------------------------
                                            ADDRESS OF TRANSFEROR


(Note: The signature to this transfer must correspond with the name written upon the face of this Special Warrant Certificate in every particular without any changes whatsoever.)


A guarantee of signature may be given by any Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

                          ACKNOWLEDGEMENT OF TRANSFEREE

TO:      [NAME OF TRANSFEROR]

         - and -

         Softquad Software, Ltd.



The undersigned transferee of __________Special Warrants of Softquad Software, Ltd. (the "Company") hereby expressly waives and releases the Company and Thomson Kernaghan & Co., Limited from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to section 71(2) of the Securities Act (Ontario) and analogous provisions of other provincial securities legislation.

         Dated the ______ day of _______________________ , _________ .



                                   --------------------------------------------
                                   PRINT NAME OF TRANSFEREE


                                   BY:
                                          --------------------------------------
                                          SIGNATURE


                                   --------------------------------------------
                                   OFFICE OR TITLE


                                   --------------------------------------------


                                   --------------------------------------------
                                   ADDRESS OF TRANSFEREE

                                  EXERCISE FORM

TO:      Softquad Software, Ltd.

The undersigned hereby certifies that the undersigned is a resident of the Province/State of _________________ and irrevocably exercises the right to acquire _________ Common Shares of Softquad Software, Ltd.

Such securities are to be issued as follows:

NAME:
     ---------------------------------------------------------------------

(PRINT CLEARLY)

ADDRESS IN FULL:
                ----------------------------------------------------------

--------------------------------------------------------------------------

Further Special Warrants required for the balance of the Common Shares which may be acquired are to be issued as follows:

NAME:
     ---------------------------------------------------------------------
(PRINT CLEARLY)

ADDRESS IN FULL:
                ----------------------------------------------------------

--------------------------------------------------------------------------

         DATED this ______ day of ______________________ , __________ .

Signature Guarantee

Eligible Institution:                       PRINT NAME OF WARRANTHOLDER

                                            ------------------------------------
                                            SIGNATURE OF WARRANTHOLDER

                                            ------------------------------------

                                            ------------------------------------
                                            ADDRESS OF WARRANTHOLDER

Note:    (1) The signature of the registered holder must correspond with the name as written upon the face of the Special Warrant in every particular without alteration or any change whatsoever.

         (2) Common Shares and Special Warrants will be issued in the name of the registered holder as it appears on the Special Warrant register unless otherwise specified.

A guarantee of signature may be given by any Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

                                  SCHEDULE "A"

                                   ADJUSTMENTS


1.       ADJUSTMENT OF EXCHANGE NUMBER

The number of Common Shares issuable on the exercise of the Special Warrants (or the number and kind of shares or securities to be received upon exercise in the case of Sections 1(4) and 1(5) below) (in case, the "EXCHANGE NUMBER") shall be subject to adjustment from time to time in the events and in the manner provided in Section 2 and as follows:

(1) If prior to the Time of Expiry (the "EXERCISE PERIOD") the Company shall:

         (a) issue to all or substantially all the holders of the Common Shares by way of a stock distribution, stock dividend or otherwise, Common Shares or securities exchangeable for or convertible into Common Shares (the "CONVERTIBLE SECURITIES");

         (b) subdivide or redivide its outstanding Common Shares into a greater number of Common Shares; or

         (c) combine, consolidate or reduce its outstanding Common Shares into a lesser number of Common Shares

(any of these events being herein called a "SHARE REORGANIZATION"), then on each such event, the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization to a number that is the product of (1) the Exchange Number in effect on the record date, and (2) a fraction:

         (i) the numerator of which shall be the number of Common Shares, outstanding after giving effect to the Share Reorganization; and

         (ii) the denominator of which shall be the number of Common Shares, outstanding on the record date before giving effect to the Share Reorganization.

For the purposes of determining the number of Common Shares outstanding at any particular time for the purpose of this Section 1(1), there shall be included that number of Common Shares which would have resulted from the conversion at that time of all Convertible Securities.

(2) If during the Exercise Period the Company shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares (the "OFFERED SHARES") or Convertible Securities (the "OFFERED CONVERTIBLE SECURITIES") within a period of 45 days from the date of issue thereof at a price per Common Share or underlying Common Share less than 95% of the Current Market Price (any such issuance being herein called a "RIGHTS OFFERING") and the Company does not provide the holders of Special Warrants with the opportunity to participate in the Rights Offering on the same terms and conditions applicable to holders of Common Shares, the Exchange Number shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange

Number that is the product of (i) the Exchange Number in effect on the record date and (ii) a fraction:

         (a) the numerator of which shall be the sum of (i) the number of Common Shares, outstanding on the record date plus (ii) that number of Common Shares equal to the aggregate price of the total number of Offered Shares or Common Shares underlying the Offered Convertible Securities divided by the Current Market Price; and

         (b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding on the record date plus (ii) the total number of Offered Shares or Common Shares underlying the Offered Convertible Securities.

Any Offered Shares or Offered Convertible Securities owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation. If all the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date and the Exchange Number shall be further adjusted based upon the number of Offered Shares or Offered Convertible Securities actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(3) If during the Exercise Period the Company shall issue or distribute to all or substantially all the holders of Common Shares (i) shares of any class other than Common Shares or (ii) rights, options or warrants other than rights, options or warrants in respect of which the provisions of Section 1(2) apply or
(iii) evidences of indebtedness or (iv) any other assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a "SPECIAL DISTRIBUTION"), the Company shall issue or distribute to the holders of the Special Warrants their pro rata share of such Special Distribution, based on the number of Unit Shares to which they are entitled upon exercise of their Special Warrants as of the record date or effective date of such Special Distribution (after giving effect to all adjustments hereunder required as of such date), such issuance or distribution to be made forthwith following the exercise by any holder of his or her Special Warrants.

(4) If during the Exercise Period there is a reorganization of the Company not otherwise provided for in Section 1(1) or a consolidation or merger or amalgamation of the Company with or into another body corporate including a transaction whereby all or substantially all of the Company's undertaking and assets become the property of any other corporation (any such event being herein called a "CAPITAL REORGANIZATION"), any holder of a Special Warrant who has not exercised his or her right to exchange his or her Special Warrant for Common Shares prior to the effective date of the Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of his or her right at any time after the effective date of the Capital Reorganization, in lieu of the number of Common Shares (and any other securities or property to which holders are entitled upon exercise of the Special Warrants after giving effect to all adjustments hereunder required as of such date to which he or she was theretofore entitled upon exercise of the Special Warrant, the aggregate number of securities or property of the Company or the Company's successor or transferee, as the case may be, that the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, he or she had been the holder of the number of Common Shares to which immediately before the transaction he or she was entitled upon exercise of the Special Warrants. No Capital Reorganization shall be carried into effect unless all necessary steps to be taken by the Company shall have been taken to afford the holders of Common Shares the entitlement to receive the number of securities or property of the Company or of the Company's successor or transferee, as the case may be, contemplated hereby, in the same manner as holders of Common Shares, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 1 and in
Section 2.

(5) If the Company shall reclassify or otherwise change the outstanding Common Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Special Warrants who exercise their rights thereafter shall be entitled to receive such securities as they would have received had the Special Warrants been exercised immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this
Section 1 and in Section 2.

2.       SUBSCRIPTION RIGHTS ADJUSTMENT RULES

The following rules and procedures shall be applicable to adjustments made pursuant to Section 1:

(1) The adjustments and readjustments provided for herein are cumulative and, subject to Section 2(2), shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment of the Exchange Number.

(2) No adjustment in the Exchange Number shall be required unless the adjustment would result in a change of at least 1/2 of 1% in the Exchange Number then in effect, provided, however, that any adjustments that, except for the provisions of this Section 2(2) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(3) No adjustment in the Exchange Number shall be made in respect of any event described in Section 1(1)(a) or Section 1(2) or Section 1(3) if the holders of the Special Warrants are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Special Warrants immediately prior to the effective date or record date of the event.

(4) No adjustment in the Exchange Number shall be made pursuant to Section 1 in respect of the issue of Common Shares pursuant to:

         (a)      the exercise of Special Warrant; or

         (b) the issuance of Common Shares pursuant to the exercise of options now or hereafter granted pursuant to the Company's stock option plan or option agreements with employees, or pursuant to the exercise of rights under currently existing agreements, and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution.

(5) If a dispute shall at any time arise with respect to adjustments of the Exchange Number, the dispute shall be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such firm of independent chartered accountants as may be selected by the directors and any such determination shall, absent manifest error, be binding upon the Company and all Warrantholders.

(6) If the Company shall set a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter, legally abandon its plans to pay or deliver the dividend or distribution or subscription or purchase rights, then no adjustment in the Exchange Number shall be required by reason of the setting of the record date.

(7) If and whenever at any time during the Exercise Period, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Section 2 which in the opinion of the directors of the Company would prejudicially affect the rights of any holders of Special Warrants, the Exchange Number may be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion, subject to the approval of any stock exchange on which the Common Shares which are listed and posted for trading, determine to be equitable in the circumstances to such holders.

(8) As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Special Warrants, the Company will take any action which, in the opinion of counsel to the Company, may be necessary in order that the Company or any successor to the Company or any successor to the undertaking or assets of the Company, will be obligated to and may validly and legally issue all the Common Shares or other securities which the Warrantholders would be entitled to receive thereafter and to exercise such Special Warrants in accordance with the provisions hereof.

3.       POSTPONEMENT OF SUBSCRIPTION

In any case where the application of Section 2 results in an increase of the Exchange Number taking effect immediately after the record date for or occurrence of a specific event, if any Special Warrants are exercised after that record date or occurrence and prior to completion of the event or of the period for which a calculation is required to be made, the Company may postpone the issuance to the Warrantholders of the Common Shares or other securities to which the holder is entitled by reason of the increase of the Exchange Number but the Common Shares or other securities shall be so issued and delivered to that holder upon completion of that event or period, with the number of those Common Shares calculated on the basis of the Exchange Number on the date of exercise of the Special Warrants, adjusted for completion of that event or period, and the Company shall forthwith after such date deliver to the person or persons in whose name or names the Common Shares or other securities are to be issued an appropriate instrument evidencing the person's or persons' right to receive the Common Shares or other securities.

4.       NOTICE OF CERTAIN EVENTS

(1) At least 7 days before but not more than 30 days before the earlier of the effective date of or the record date for any event referred to in Section 1 or
Section 2 that requires an adjustment in the Exchange Number, the Company shall give notice to the Warrantholders of the particulars of the event and, if determinable, the adjustment.

(2) If notice has been given under Section 4(1) and the adjustment is not then determinable, the Company shall promptly after the adjustment is determinable give notice to the Warrantholders of the adjustment.

5.       DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the special warrant certificate to which this schedule is appended. For purposes hereof "CURRENT MARKET PRICE" means in respect of a Common Share at any date means the weighted average trading price of a Common Share for any twenty (20) consecutive trading days ending on the third trading day before such date, on such primary stock exchange on which the Common Shares are then listed as may be selected for such purpose by the directors of the Company or, if the Common Shares are not listed on more than one stock exchange, on such stock exchange on which the Common Shares are then listed, or if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, or, if the Common Shares are not then traded in the over-the-counter market, the Current Market Price of the Common Shares shall be the fair value of a Common Share as determined by the directors of the Company, after consultation with a nationally recognized investment banking firm with respect to the fair value of such securities